Exhibit 10.24

FIRST AMENDMENT TO AMENDED AND RESTATED

REVENUE SHARING AND NOTE PURCHASE AGREEMENT AND WARRANT

This FIRST AMENDMENT TO AMENDED AND RESTATED REVENUE SHARING AND NOTE PURCHASE AGREEMENT AND WARRANT (this “Amendment”) is dated as of October 30, 2015 among Inventergy Global, Inc., a Delaware corporation (“Parent”), Inventergy, Inc. (“Owner”, and, collectively, the “Company”), DBD Credit Funding, LLC as collateral agent (the “Collateral Agent”), and the Revenue Participants and Note Purchasers (collectively, the “Purchasers”) thereto, and amends (i) that certain Amended and Restated Revenue Sharing and Note Purchase Agreement between the Company, the Collateral Agent and the Purchasers originally dated as of October 1, 2014 and amended and restated as of February 25, 2015 (such Agreement, as amended hereby and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”); and (ii) the Warrant between Parent and CF DB EZ LLC (the “Holder”) (such Warrant, as amended hereby and as may be further amended, supplemented or otherwise modified in effect from time to time, the “Warrant”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings specified in the Agreement or the Warrant, as applicable.

WHEREAS, the parties have agreed that amortization payments shall begin on the last Business Day of November 2015, rather than the last Business Day of October 2015.

WHEREAS, the parties have agreed that the Liquidity maintenance requirement of not less than One Million Dollars ($1,000,000) shall not apply to the Company from November 1, 2015 to December 1, 2015.

WHEREAS, the parties have agreed that the Exercise Price of the Warrant shall be re-priced based on the last five Trading Days prior to the effectiveness of this Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. The Agreement and the Warrant shall be amended as follows:

1.01. Amortization. Section 2.2.4.3 of the Agreement shall be amended to replace the phrase “Commencing on the last Business day of October, 2015” with “Commencing on the last Business day of November, 2015”.

1.02. Minimum Liquidity. The requirement in Section 6.10 of the Agreement that the Company shall maintain not less than One Million Dollars ($1,000,000) in unrestricted cash and Cash Equivalents shall not apply from November 1, 2015 until December 1, 2015.

1.03. Warrant Pricing. The initial exercise price of the Warrant, as set forth in the first paragraph of the Warrant, such being “$1.14”, shall be replaced with an amount determined by the Holders that is equal to the average price per share for the equity for which the Warrant may be exercised over the last five Trading Days prior to the effectiveness of this Amendment. The Holder shall provide notice of such determination promptly, in writing, and such amount shall thereafter be the initial exercise price. The Holder shall be entitled, upon request, to be given a replacement Warrant reflecting such price and, upon such delivery, shall surrender the original Warrant marked “cancelled”.

Section 2. Expenses. It shall be a condition to the effectiveness of this Amendment, that the Company has paid all fees and expenses (including attorneys’ fees) to the extent invoiced on or before October 30, 2015 (including, without limitation, reasonable fees and disbursements of Ropes & Gray LLP) incurred by the Collateral Agent, the Purchasers, or the Holder in connection with the preparation, negotiation, execution and delivery of this Amendment. The Company agrees to promptly pay any additional such amounts invoiced following the effectiveness of the Amendment.

Section 3. Miscellaneous. Except as specifically amended or waived above, the Agreement and the other Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Agreement or any Document, nor constitute a waiver of any provision of the Agreement or any Document. This Amendment is a Document for all purposes of the Agreement. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

Section 4. Governing Law. This Amendment, and any issue, claim or proceeding arising out of or relating to this Amendment or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Revenue Participant:

CF DB EZ LLC

By:
Title:

Note Purchaser:

DBD Credit Funding LLC

By:
Title:

[Signature Page to First Amendment]

Collateral Agent:

DBD Credit Funding LLC

By:
Title:

[Signature Page to First Amendment]

Company:

INVENTERGY GLOBAL, INC.

By: Joseph W. Beyers
Title: Chief Executive Officer and Chairman

INVENTERGY, INC.

By: Joseph W. Beyers
Title: Chief Executive Officer and Chairman

[Signature Page to First Amendment]